Exhibit 99.1

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Makes Proposal to Acquire Publicly-Held Units of PAA Natural Gas Storage, L.P.

HOUSTON — August 27, 2013 — Plains All American Pipeline, L.P. (NYSE: PAA) today announced that it has submitted a proposal to the independent directors of the board of directors of the general partner of PAA Natural Gas Storage, L.P. (NYSE: PNG) to acquire all of PNG’s outstanding publicly-held common units through a unit-for-unit exchange. PAA is proposing consideration of 0.435 common units of PAA for each issued and outstanding publicly-held PNG common unit in a transaction that would be structured as a merger of PNG with a wholly-owned subsidiary of PAA.  The proposed consideration represents a value per PNG common unit of $22.74 based on the trailing 10-day average closing price of PAA’s common units through August 26, 2013.

“While PAA shares PNG’s positive views about the intermediate to long term outlook for natural gas storage, it is difficult to predict the timing and extent of a recovery in natural gas storage market conditions.  Accordingly, it is clear that the next several years will be challenging for PNG on a stand-alone basis,” said Greg L. Armstrong, Chairman and CEO of PAA.  “We believe that the proposal provides an attractive opportunity for PNG’s common unitholders to realize a value that reflects an appropriate balance between the intermediate to long term value of PNG’s storage business and the uncertainty associated with a near-term challenging environment.”

The proposed transaction is subject to the negotiation and execution of a definitive agreement and approval of such definitive agreement and the transactions contemplated thereunder by PAA’s board of directors, a conflicts committee to be established by the board of directors of PNG and the unitholders of PNG. There can be no assurance that any such approvals will be forthcoming, that a definitive agreement will be executed or that any transaction will be consummated.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the processing, transportation, fractionation, storage and marketing of natural gas liquids. Through its general partner interest and majority equity ownership position in PNG, PAA owns and operates natural gas storage facilities. PAA is headquartered in Houston, Texas.

This communication does not constitute an offer to sell any securities. Any such offer will be made only by means of a prospectus, and only if and when a definitive agreement has been entered into by PAA and PNG, pursuant to a registration statement filed with the Securities and Exchange Commission.

If PNG agrees to a transaction with PAA and executes a definitive agreement, a registration statement of PAA, which will include a PNG proxy statement and a PAA prospectus, and other materials will be filed with the Securities and Exchange Commission. If and when applicable, investors and security holders are urged to carefully read the documents filed with the Securities and Exchange Commission regarding the proposed transaction when they become available, because they will contain important information about PAA, PNG and the proposed merger. If and when applicable, investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents containing information about PAA and PNG, without charge, at the Securities and Exchange Commission’s website at www.sec.gov.

Except for historical information contained herein, the statements contained herein related to the transactions described in PAA’s proposal are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from the results anticipated in the forward-looking statements, including the risk that the proposed transaction is not consummated at all or on the initial terms proposed. Various risks relating to PAA and PNG are described in their respective filings with the Securities and Exchange Commission.

Contacts:

Roy I. Lamoreaux

Director, Investor Relations

713/646-4222 or 800/564-3036

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